EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 19, 2008, accompanying the consolidated financial statements and schedule (which report includes an explanatory paragraph for the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes– An Interpretation of FASB Statement No. 109, on October 1, 2007) and the effectiveness of internal control over financial reporting, which reports appear in the Annual Report of Concur Technologies, Inc. and subsidiaries on Form 10-K for the year ended September 30, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Concur Technologies, Inc. and subsidiaries on Form S-3 (File No. 333-146062) and on Form S-8 (File No. 333-70455; File No. 333-90029; File No. 333-31190; File No. 333-68590; File No. 333-91146; File No. 333-121278; File No. 333-133094; File No. 333-141925).

/s/ GRANT THORNTON LLP

Seattle, Washington

November 21, 2008